UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2009

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, TX		77056
(Address of principal executive offices)		(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2009 (the “Issue Date”), P2021 Rig Co., a wholly-owned subsidiary of Vantage Drilling Company (“P2021”), issued $135.0 million aggregate principal amount of its 13 1/2% Senior Secured Notes due 2013 (the “Notes”) under an Indenture, dated as of December 23, 2009 (the “Indenture”), among P2021, Vantage Drilling Company (“Vantage”), and Wilmington Trust FSB, as trustee. The Notes were issued at a price equal to 97.000% of their face value, and are fully and unconditionally guaranteed, on a senior secured basis, by Vantage and any of Vantage’s or P2021’s future restricted subsidiaries. Gross proceeds, before deducting fees and related expenses, were approximately $131.0 million.

P2021 will use approximately $123.2 million to make the final construction payment on its jackup rig the Topaz Driller, with the balance to be used for general corporate purposes. If within 90 days of the Issue Date, P2021 has not accepted the Topaz Driller, clean title for the Topaz Driller is not transferred to P2021, the Topaz Driller is not registered in the name of P2021 as owner under Panamanian flag and a ship mortgage is not recorded on the Topaz Driller in favor of the collateral agent for the Notes, then P2021 will redeem outstanding Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption.

Principal payments of $10.0 million will be made on the Notes commencing on June 15, 2011 and every six months thereafter, with the final amortization payment on December 15, 2013. The Notes will bear interest from the date of their issuance at the rate of 13 1/2% per year. Interest on outstanding Notes will be payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2010. Vantage has advanced $19.1 million to P2021, $9.1 million of which has been deposited into an escrow account by P2021 for the purpose of meeting the first interest payment on the Notes; provided that six months following the Issue Date, P2021 may distribute $9.1 million to Vantage.

P2021 may redeem the Notes, in whole or in part, at one time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the six-month period beginning on the dates indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

For the Period Below	Percentage
From the Issue Date until June 14, 2010	104.0%
From June 15, 2010 until December 14, 2010	104.0%
From December 15, 2010 until June 14, 2011	105.0%
From June 15, 2011 until December 14, 2011	107.0%
From December 15, 2011 until June 14 2012	107.0%
From June 15, 2012 until December 14, 2012	105.0%
From December 15, 2012 until June 14, 2013	103.0%
From June 15, 2013 until December 15, 2013	100.0%

Unless P2021 defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

P2021 will have the option to redeem the Notes, in whole but not in part, at any time, at a redemption price of 100% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption, if P2021 or any guarantor has become or would become obligated to pay certain amounts as a result of the imposition of withholding taxes on the Notes as a result of a change in the laws of any jurisdiction in which P2021 or any guarantor is organized or otherwise considered by a taxing authority to be a resident for tax purposes or from or through which P2021 or any guarantor makes a payment on the Notes or any guarantee.

If Vantage or P2021 experiences a change of control, as defined in the Indenture, each holder of Notes will have the right to require P2021 to repurchase all or any part of its Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

If P2021 or any restricted subsidiary engages in certain asset sales, within 360 days of such sale, P2021 generally must use the net cash proceeds from such sales to repay outstanding debt, to acquire another company in its industry, to make capital expenditures or to invest in its business, or P2021 must make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds. The purchase price of each Note so purchased will be 100% of its principal amount, plus accrued and unpaid interest.

The Indenture governing the Notes will, among other things, limit P2021’s and any future restricted subsidiaries’ ability and, in certain cases, the ability of Vantage to: (i) incur or guarantee additional indebtedness or issue disqualified capital stock; (ii) create or incur liens; (iii) pay dividends, redeem subordinated indebtedness or make other restricted payments; (iv) transfer or sell assets; (v) incur dividend or other payment restrictions affecting restricted subsidiaries; (vi) consummate a merger, consolidation or sale of all or substantially all of the assets of Vantage or P2021; (vii) enter into transactions with affiliates; (viii) designate subsidiaries as unrestricted subsidiaries; (ix) engage in a businesses other than a business that is the same or similar to the current business and reasonably related businesses; and (x) take or omit to take any actions that would adversely affect or impair in any material respect the collateral securing the notes. In addition, the Indenture will require P2021 and Vantage to obtain, within 365 days of the Issue Date, credit ratings for the Notes from Moody’s and S&P and to maintain the ratings until the Notes have been repaid. As of the Issue Date, P2021 will not have any subsidiaries and no subsidiaries of Vantage will be restricted subsidiaries or guarantors of the Notes under the Indenture, which means these subsidiaries will not be subject to these covenants. Future subsidiaries of Vantage may become restricted subsidiaries and guarantors under limited circumstances.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 with respect to the Indenture is incorporated herein by reference.

Item 8.01.	Other Events.

On December 23, 2009, Vantage announced the closing of the $135.0 million offering of Notes by P2021. A copy of the press release announcing the closing is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1 — Indenture dated as of December 23, 2009 by and among P2021 Rig Co., Vantage Drilling Company, and Wilmington Trust, FSB, as trustee.*

Exhibit 99.1 — Press Release of Vantage Drilling Company issued on December 23, 2009.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009

VANTAGE DRILLING COMPANY

/S/ CHRIS E. CELANO
Chris E. Celano,
General Counsel

EXHIBIT INDEX

Exhibit 4.1 — Indenture dated as of December 23, 2009 by and among P2021 Rig Co., Vantage Drilling Company, and Wilmington Trust, FSB, as trustee.*

Exhibit 99.1 — Press Release of Vantage Drilling Company issued on December 23, 2009.*

*	Filed herewith.